                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12

                          UNIVERSAL DISPLAY CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                      [insert Universal Display logo here]

                          UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                             Ewing, New Jersey 08618
                         ------------------------------

                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2000
                         ------------------------------

To All Holders of Shares
of Common Stock of Universal Display Corporation:

         The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Universal Display Corporation (the "Company") will be held at the Holiday Inn - City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on June 23, 2000, at 4:00 p.m., Eastern Daylight Time, for the following purposes:

         (1)      To elect seven directors;

         (2) To vote upon a proposal to increase the number of shares of the Company's common stock subject to the Company's Stock Option Plan from 1,600,000 to 2,000,000;

         (3) To approve an increase in the number of authorized shares of Common Stock under the Company's Articles of Incorporation from 25,000,000 to 50,000,000

         (4) To vote upon a proposal to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000; and

         (5) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors of the Company has fixed April 17, 2000 as the record date. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders as of that date will be available for inspection at the Annual Meeting.

                                            By Order of the Board of Directors,


                                            Sidney D. Rosenblatt
                                            Corporate Secretary

Ewing, New Jersey
May 15, 2000


--------------------------------------------------------------------------------

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

--------------------------------------------------------------------------------

                      [insert Universal Display logo here]

                          UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                             Ewing, New Jersey 08618
                         ------------------------------

             PROXY STATEMENT FOR 1999 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 23, 2000
                         ------------------------------

         This proxy statement and the accompanying form of proxy will be first mailed to shareholders of Universal Display Corporation (the "Company") on or about May 15, 2000. These materials are being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") to be held at the Holiday Inn - City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 on June 23, 2000, at 4:00 p.m., Eastern Daylight Time, and at any adjournments thereof.

         At the Annual Meeting, shareholders of the Company will be asked to vote upon (1) the election of seven directors; (2) a proposal to increase the number of shares of the Company's Common Stock subject to the Company's Stock Option Plan (the "Plan") from 1,600,000 to 2,000,000; (3) a proposal to approve an increase in the number of authorized shares of Common Stock under the Company's Articles of Incorporation from 25,000,000 to 50,000,000 shares; (4) a proposal to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000; and (5) such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The expense of this solicitation will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by telephone or in person by some officers, directors and regular employees of the Company who will not be specially engaged or compensated for such services. The Company also will request banks, brokers and other nominees, custodians and fiduciaries to send proxy materials to beneficial owners and will reimburse such persons for reasonable expenses incurred in that regard.

                              VOTING AT THE MEETING

         Holders of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), of record at the close of business on April 17, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 15,016,856 shares of Common Stock outstanding. Each shareholder entitled to vote will have one vote for each share of Common Stock owned of record by such shareholder as of the close of business on the Record Date. Shareholders do not have cumulative voting rights with regard to the election of directors.

         The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast are the matters to be acted upon at the Annual Meeting will constitute a quorum.

         The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein. In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote FOR the persons nominated by the Board of Directors for election as directors, FOR the proposal to increase the number of shares of the Company's Common Stock subject to the Plan, FOR the proposal to increase the number of authorized shares of Common Stock under the Company's Articles of Incorporation, and FOR the proposal to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000. As to other items of business that may properly be presented to the Annual Meeting for action, the proxy holders will vote the proxies in accordance with their best judgment.

         The proxy may be revoked by a shareholder at any time before its exercise by giving written notice of such revocation to the Secretary of the Company. In addition, a shareholder who gives such notice of revocation and attends the Annual Meeting in person may vote by ballot at the Annual Meeting.

         Assuming a quorum is present, nominees for directors must receive a plurality of the votes cast at the meeting to be elected. Assuming a quorum is present, the proposals to increase the number of shares of Common Stock subject to the Plan, to increase in the number of shares of authorized Common Stock and to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000 must receive a majority of the votes cast at the meeting to be approved. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposals to increase the number of shares subject to the Plan and to ratify the selection of the independent accountants, but not for the election of directors. Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposals to increase the number of shares subject to the Plan and to ratify the selection of the independent accountants will have the effect of a negative vote because these proposals require the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy at the Annual Meeting and entitled to vote.

         The Company believes that brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares with respect to the election of directors and the proposal to ratify the appointment of the independent public accountants if they have not received instructions from a beneficial owner. The Company does not believe that such brokers have the authority to vote those shares with respect to the proposals to increase the number of shares of Common Stock subject to the Plan or increase the number of shares of authorized Common Stock. A failure by brokers to vote those shares will have no effect on the outcome of the election of directors, approval of the increase the number of shares subject to the Plan, approval of the increase of the number of shares of authorized Common Stock or the adoption of the proposal to ratify the appointment of the independent public accountants.

         Your proxy vote is important. Please complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares of Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting. Each director elected will serve until the 2001 annual meeting and until a successor has been selected and qualified or until the director's earlier death, resignation or removal. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by the holders of such proxies.

         All nominees are presently directors of the Company whose terms expire at the Annual Meeting.

The Board of Directors Recommends a Vote FOR Each of the Nominees for Director
                         ------------------------------

                              NOMINEES FOR ELECTION
                         ------------------------------

               Name of Director                    Age      Year First Became Director, Principal Occupations During
                                                                   Past Five Years and Certain Directorships
Sherwin I. Seligsohn......................          64     Mr. Seligsohn has been Chairman and Chief Executive Officer of the Company since 1994. He was President of the Company until May 1996. Mr. Seligsohn founded, and since August 1991 has served as sole Director, Chairman, President and
                                                           Secretary of, American Biomimetics Corporation ("ABC"),
                                                           International Multi-Media Corporation and Wireless Unified
                                                           Network Systems Corporation. He is also Chairman and Chief
                                                           Executive Officer of Global Photonic Energy Corporation
                                                           ("Global"). Mr. Seligsohn was the founder of InterDigital
                                                           Communications Corporation and from August 1972 to June 1990 served as its Chairman. Mr. Seligsohn is a member of the
                                                           Advisory Board of the Advanced Technology Center for Photonics
                                                           and Optoelectronic Materials (POEM) at Princeton University.

Steven V. Abramson........................          48     Mr. Abramson joined the Company as President and Chief
                                                           Operating Officer in May 1996. He also has been a member of the Board of Directors since May 1996. Mr. Abramson is also a member of the Board of Directors of Global. From March, 1992 to May, 1996 he was Vice President, General Counsel,
                                                           Secretary and Treasurer of Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm. Mr. Abramson is a member of the Advisory Board of the Advanced Technology
                                                           Center for Photonics and Optoelectronic Materials (POEM) at
                                                           Princeton University and on the Board of Governors of the
                                                           United States Display Consortium (USDC).

Sidney D. Rosenblatt......................          52     Mr. Rosenblatt has been Executive Vice President, Chief
                                                           Financial Officer, Treasurer and Secretary of the Company
                                                           since June 1995. He has been a member of the Board of
                                                           Directors since May 1996. Mr. Rosenblatt is also Executive
                                                           Vice President, Chief Financial Officer, Secretary and
                                                           Treasurer of Global, and a member of its Board of Directors.
                                                           Mr. Rosenblatt is the owner, and served as the President and
                                                           Chief Executive Officer of S. Zitner Company from August 1990 until 1998. Mr. Rosenblatt sits on the Board of Directors and
                                                           Executive Committee for the Greater Philadelphia Chamber of
                                                           Commerce and sits on various Boards for non-profit
                                                           organizations.


Dean L. Ledger ...........................          51     Mr. Ledger has been a director of the Company since 1995.
                                                           From January 1997 until the present and from June 1995 to
                                                           November 1995, Mr. Ledger was Executive Vice President of the
                                                           Company. From November 1995 to December 1996 he was a
                                                           consultant to the Company. Since October 1992, Mr. Ledger has
                                                           been Vice President - Corporate Development and a consultant to ABC.


Camille Naffah............................          73     Mr. Naffah has been a director of the Company since October
                                                           1996. Since 1990, he has been President of Camille Naffah
                                                           Enterprises, a holding company for leisure enterprises
                                                           including hotels, lounges and restaurants.

Elizabeth H. Gemmill......................          54     Ms. Gemmill has been a Director of the Company since April
                                                           1997. Since March 1999, she has been Managing Trustee of the
                                                           Warwick Foundation. From 1988 to March 1999, Ms. Gemmill was
                                                           Vice President and Secretary of Tasty Baking Company. Ms.
                                                           Gemmill is Chairman of the Board of Philadelphia University and
                                                           is on the Boards of American Water Works Company, Inc., Willow
                                                           Grove Bancorp, Philadelphia College of Osteopathic Medicine
                                                           and Metropolitan YMCA of Philadelphia and vicinity.

Lawrence Lacerte..........................          47     Mr. Lacerte has been a director of the Company since October
                                                           1999. Since July 1998 he has been Chairman and Chief Executive
                                                           Officer of Lacerte Technology Inc., a company specializing in technology and Internet-related ventures. Prior to that time he was the founder, Chairman and CEO of Lacerte Software, which was sold to Intuit Corporation in June, 1998. Mr. Lacerte also serves on the boards of directors of TeraGlobal Communications
                                                           Corporation, Citadel Technology, Inc., How2.com, Inc., World point
                                                           Interactive, Inc., and Fandom.com, Inc. Mr. Lacerte also serves on various not-for-profit boards.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors held five meetings during 1999. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors during the period for which he or she was a director and the meetings of the committees on which he or she served. The Board of Directors has established an Audit Committee and a Compensation Committee. It has not established a nominating committee.

         Members of the Board of Directors do not receive cash compensation. However, they do receive options to purchase 5,000 shares of Common Stock for service on the Board.

         Audit Committee. The Audit Committee is responsible for providing general oversight with respect to accounting principles employed in the Company's financial reporting. The Audit Committee meets periodically with the Company's principal financial and accounting officer and independent public accountants to review the scope of auditing procedures and the Company's policies related to internal auditing and accounting procedures and controls. The Audit Committee met once during 1999. The Audit Committee is currently composed of non-employee directors, Elizabeth Gemmill, Chairman, and Camille Naffah.

         Compensation Committee. The Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the appropriate compensation for other officers, reviews other compensation and personnel development matters generally and administers the stock option plans. The Compensation Committee is currently composed of Elizabeth Gemmill, Chairman, and Camille Naffah.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 17, 2000, certain information regarding the beneficial ownership of shares of Common Stock: (i) by each director of the Company, (ii) by each person who is known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere herein, and (iv) by all of the Company's executive officers and directors as a group.

                                                            Amount and Nature of                 Percentage
      Name and Address of Beneficial Owner (1)             Beneficial Ownership(2)            of CommonStock(2)
      ----------------------------------------             -----------------------            -----------------
Lori S. Rubenstein(3)(4)                                           3,301,000                      28.0%
Scott Seligsohn(3)(4)                                              3,523,000                      23.5
Clifford D. Schlesinger(3)                                         3,000,000                      20.0
Sherwin I. Seligsohn(5)                                              380,167                       2.5
Dean L. Ledger(6)                                                    391,667                       2.6
Steven V. Abramson(2)                                                436,667                       2.9
Sidney D. Rosenblatt(2)                                              431,307                       2.8
Camille Naffah                                                       315,000                       2.1
Elizabeth H. Gemmill                                                  15,500                        *
Lawrence Lacerte                                                     538,332                       3.6
All executive officers and directors as a group (seven people)     2,508,640                      16.7

------------
* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The percentage for each beneficial owner listed above is based on 15,016,856 shares outstanding as of April 17, 2000. In accordance with the rules of the Securities and Exchange Commission, options to purchase shares of

         Common Stock that are exercisable as of April 17, 2000, or exercisable within 60 days thereafter are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares indicated in the table includes the following number of shares issuable upon the exercise of warrants or options: Scott Seligsohn -- 203,000; Sherwin I. Seligsohn -- 227,167; Dean L. Ledger -- 231,667; Steven V. Abramson -- 331,667;
         Sidney D. Rosenblatt -- 326,667; Elizabeth H. Gemmill -- 15,000; and Lawrence Lacerte -- 5,000.

(3) Includes (i) 1,500,000 shares of Common Stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Lori S. Rubenstein (the "Rubenstein Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees and (ii) 1,500,000 shares of Common Stock owned by Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Scott Seligsohn (the "Seligsohn Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees. Mr. Schlesigner's address is 1500 Chestnut Street, Philadelphia, Pennsylvania.

(4) Includes 176,000 shares of Common Stock owned by American Biomimetics Corporation, which the Rubenstein Trust and Seligsohn Trust are principal shareholders.

(5) Does not include (i) 176,000 shares of Common Stock owned by American Biomimetics Corporation, (ii) 200,000 shares of Series A Preferred Stock owned by American Biomimetics Corporation, (iii) 1,500,000 shares of Common Stock owned by the Rubenstein Trust, (iv) 1,500,000 shares of Common Stock owned by the Seligsohn Trust, (v) 125,000 shares of Common Stock owned by Lori S. Rubenstein, his emancipated daughter, and (vi) 125,000 shares of Common Stock owned by Scott Seligsohn, his emancipated son, for which Mr. Seligsohn disclaims beneficial ownership.

(6) Does not include 24,000 shares of Common Stock owned by the Ledger Family Trust II, for which Mr. Ledger disclaims beneficial ownership.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation of the Chief Executive Officer and the other two most highly compensated executive officers of the Company for services in all capacities to the Company or its subsidiary for the fiscal year ended December 31, 1999 and the total compensation earned by such individuals for the Company's two previous fiscal years.

                                                                                                        Securities
                                         Year Ended                                    Restricted       Underlying    All Other
       Name and Principal Position      December 31,     Salary ($)     Bonus            Stock           Options    Compensation
       ---------------------------      -----------      ----------    --------        ----------        -------    ------------
Sherwin I. Seligsohn....................    1999          $125,000     $     --    $          --          30,000       $2,988 (3)
     Chairman of the Board                  1998            85,000           --               --          20,000           --
     and Chief Executive Officer            1997            85,000           --               --          25,000           --
Steven V. Abramson......................    1999          $200,000     $165,256 (1)     $362,500 (2)      30,000       $4,657 (4)
     President and Chief Operating          1998           180,000           --               --         120,000           --
     Officer                                1997           180,000           --               --          25,000           --
Sidney D. Rosenblatt....................    1999          $200,000     $165,256  (1)    $362,500 (2)      30,000       $5,541 (5)
     Executive Vice President, Chief        1998           180,000           --               --         120,000           --
     Operating Officer, Secretary &         1997           180,000           --               --          25,000           --
     Treasurer

(1) Represent the payroll taxes associated with the stock bonus in (2), paid by the Company.
(2) On 5/20/99, Steve Abramson and Sidney Rosenblatt were each granted 100,000 shares of restricted Common Stock.
(3) Includes Company contributions to the Company's Simple IRA plan of $1,769, life and disability insurance premium payments of $1,219.
(4) Includes Company contributions to the Company's Simple IRA plan of $3,000, life and disability insurance premium payments of $1,657.
(5) Includes Company contributions to the Company's Simple IRA plan of $3,000, life and disability insurance premium payments of $2,541.


         The following table summarizes stock options granted during 1999 to the persons named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               Potential Realizable Value at
                                                                                               Assumed Annual Rates of Stock
                                                                                               Price Appreciation for Option
                                                 Individual Grants                                          Term
                           ---------------------------------------------------------------    ---------------------------------
                                        Percentage of Total
                             Options    Options Granted to     Exercise     Expiration
Name                         Granted    Employees In 1999        Price          Date                5%              10%
-----                        -------    -----------------        -----          ----                --              ---
Sherwin I. Seligsohn            30,000         9.35%            $ 3.875       10/12/09           $189,359        $301,523
Steven V. Abramson              30,000         9.35%            $ 3.875       10/12/09            189,359         301,523
Sidney D. Rosenblatt            30,000         9.35%            $ 3.875       10/12/09            189,359         301,523

The Company does not currently grant any long-term incentives, other than stock options and warrants, to its executives or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                    Number of Securities Underlying
                                  Unexercised Options at Fiscal Year          Value of Unexercised In-the-Money
                                                  End                            Options at Fiscal Year End
                                 --------------------------------------     --------------------------------------
Name                                Exercisable        Unexercisable           Exercisable        Unxercisable
----                                -----------        -------------           -----------        ------------
Sherwin I. Seligsohn                  16,667              13,333                 $214,588           $171,662
Steven V. Abramson                    16,667              13,333                  214,588            171,662
Sidney D. Rosenblatt                  16,667              13,333                  214,588            171,662

No options were exercised last fiscal year by any of the persons named in the Summary Compensation Table.

Employment Agreement

         The Company had entered into an employment agreement with Sherwin Seligsohn on November 1, 1995, which expired on November 1, 1997, to serve as its Chairman of the Board and Chief Executive Officer. The agreement contained a provision prohibiting Mr. Seligsohn from competing directly with the Company during the term of employment and for a period of two years thereafter.

                              CERTAIN TRANSACTIONS

         In October 1999, pursuant to the Company's Stock Option Plan, the following officers and directors were granted options to purchase the amounts of Common Stock reflected below, at an exercise price of $3.875, the fair market value on the date of grant: Sherwin I. Seligsohn -- 30,000; Steven V. Abramson -- 30,000; Sidney D. Rosenblatt -- 30,000; Dean L. Ledger -- 30,000; Camille Naffah -- 10,000; Elizabeth H. Gemmill -- 10,000; and Lawrence Lacerte -- 5,000. In June, 1999, the Board of Directors issued to each of Steven V Abramson and Sidney Rosenblatt 100,000 shares of unregistered common stock.

         The Company shares office space and certain related expenses with Global Photonic Energy Corporation, ("Global"), a company for which Messrs. Seligsohn, Rosenblatt and Ledger are directors and executive officers and Mr. Abramson is a director.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors performs five principal tasks. It:

     o recommends to the full Board the compensation of the Company's chief executive officer, chief operating officer, and chief financial officer;
     o   approves the granting of any bonuses to officers; and
     o   generally reviews other compensation and personnel development matters.

In fulfilling these duties, it is the objective of the Compensation Committee to have a policy that will enable the Company to attract, retain and reward executive officers of outstanding ability.

The Company's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all the Company's employees. Base salary levels for the Company's executive officers are intended to be generally competitive with other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at the Company. Stock bonuses based on individual and company performance have been used to create an incentive for outstanding performance. The Company believes that the grant of equity option and securities to executives and other employees aligns the interests of such executives and employees with those of the Company's shareholders and further rewards successful performance

Executive base salaries are reviewed by the Committee periodically. During this review the Committee considers the performance of the Company during the prior year, the individual executive's contribution to that performance and changes in the role and responsibility of the executive.

Mr. Seligsohn serves as the Company's Chief Executive Officer. During 1999, Mr. Seligsohn's annual base salary was $125,000, an increase of approximately 50% from 1998. Mr. Seligsohn's base salary is determined in accordance with the criteria outlined above. In addition, the Compensation Committee evaluated the Company's overall performance as well as Mr. Seligsohn's individual performance and took into account that Mr. Seligsohn also serves as Chairman of, and performs services for, other companies which he has founded. Mr. Seligsohn was also granted options to purchase 30,000 shares of the Company's Common Stock.

Because of the compensation levels of the Company's officers, the Compensation Committee has not traditionally considered the effect of Section 162(m) of the Code limiting deduction in excess of $1 million.


Respectfully submitted by the Compensation Committee as of April 20, 2000.

Elizabeth Gemmill
Camille Naffah

                                PERFORMANCE GRAPH

         The performance graph below compares the change in the cumulative shareholder return of the Company's Common Stock from April 11, 1996 (the date of the Company's initial public offering) to December 31, 1999 with the percentage change in the cumulative total return over the same period on (i) the Nasdaq Electronics Components Index and (ii) the Russell 2000 Index.

         This graph assumes an initial investment of $100 on April 11, 1996 in each of the Company's Common Stock, the Nasdaq Electronics Components Index and the Russell 2000 Index.


                                          Cumulative Total Return
                               ------------------------------------------------
                                4/11/96   12/96    12/97    12/98     12/99

UNIVERSAL DISPLAY CORPORATION   100.00    111.58    90.24    76.83    326.83
RUSSELL 2000                    100.00    117.09   154.31   144.36    142.21
NASDAQ ELECTRONIC COMPONENT     100.00    167.63   175.74   271.48    530.99

                                   PROPOSAL 2

     APPROVAL OF ADDITIONAL SHARES TO BE ISSUED UNDER THE STOCK OPTION PLAN


         At the Annual Meeting, there will be presented to the shareholders a proposal to increase the number of shares of Common Stock subject to the Plan from 1,600,000 to 2,000,000.

         The Board of Directors believes that the amendment to increase the number of shares of Common Stock available for issuance under the Plan is in the best interest of the Company. The Board of Directors believes that the Plan allows the Company to attract, retain and motivate participants and encourages participants to devote their best efforts to the business and financial success of the Company. The Board of Directors believes that providing key employees, directors, consultants and advisors of the Company with the opportunity to acquire an equity interest in the Company will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of other shareholders. As of April 17, 2000, options to purchase 1,294,039 shares of Common Stock were outstanding under the Plan; options to purchase 305,961 shares of Common Stock remain available for future grants. Assuming approval of this proposal, 705,961 shares will remain available for future grant.

The Board of Directors Recommends a Vote FOR the Proposal To Increase the Number of Shares of Common Stock Subject to the Plan from 1,600,000 to 2,000,000.

                             DESCRIPTION OF THE PLAN

         The amended Plan authorizes up to 2,000,000 shares of Common Stock for issuance upon the exercise of options available for future grant under the Plan designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified stock options ("NQSOs") ("NQSOs" and ISOs are collectively referred to as "Options.") Subject to approval, ISOs may be granted under the Plan to employees (including directors) and officers of the Company. NQSOs may be granted to consultants, directors (including non-employee directors), employees and officers of the Company. As of April 17, 2000 there were 7 officers, 21 employees and 3 consultants eligible to participate in the Plan. In certain circumstances, the exercise of options granted under Plan may have an adverse effect on the market price of the Common Stock.

     The Board of Directors of the Company (the "Board") administers the Plan. The Board has the authority to grant options in its discretion and may consider the nature of the optionee's services and responsibilities, the optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The Board will determine the excercisability and term (not to exceed ten years), of options granted under the Plan. The purchase price of Common Stock subject to an option may be equal to, greater than or less than fair market value at the time of grant. ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of the shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and related corporation) may not exceed $100,000. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock for the Company). Fair market value is currently the closing price of a share of Common Stock on the NASDAQ Small Cap Market on the date of grant, or if there is no sale on such date, the closing price on the last previous date on which a sale is reported. As of April 17, 2000, the fair market value of a share of Common Stock was $13.75 per share.

Options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Board may permit an employee to transfer rights under an NQSO to the employee's spouse or family member without receiving consideration, subject to certain other conditions.

         The Board may amend or terminate the Plan at any time; provided that any amendment that increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan or modifies the requirements as to eligibility for participation in the Plan will be subject to shareholder approval.

New Plan Benefits

         The following table sets forth benefits related to the Plan. Future awards under the Plan are not determinable because specific awards are made at the discretion of the Board of Directors, depending upon a variety of factors. For information concerning awards made under the Plan to the Company's Chief Executive Officer and other officers, see "Summary Compensation Table." The following table sets forth additional information with respect to fiscal 1999.

                                                            Number of Options
                                                            -----------------
All executive officers as a group                                 90,000
All directors not executive officers as a group                   55,000
All employees, as a group, excluding executive officers          230,750

Federal Income Tax Consequences

         The following discussion is intended to point out the general principles of current federal income tax law applicable to ISOs and NQSOs granted under the Plan. Participants should contact their own tax advisors concerning the tax consequences, if any, of the grant of ISOs and NQSOs, exercise of Options and the disposition of any shares acquired through the exercise of Options. Since federal income tax laws may change subsequent to the date hereof, individual financial situations vary and state and local tax consequences may also be significant.

         A participant is not subject to federal income tax upon the grant or exercise of ISOs and the Company is not entitled to a federal income tax deduction by reason of such grant or exercise. The amount by which the fair market value of the option shares received at the time of exercise exceeds the option price is, however, a tax preference item for purposes of calculating the alternative minimum tax. Further, the participants basis in option shares acquired through exercise of an ISO will, for alternative minimum tax purposes, equal the fair market value of the option shares taken into account in determining the participants alternative minimum taxable income.

         The disposition of option shares acquired by a participant upon exercise of an ISO within one year after the issuance of the option shares upon exercise of the options or before the expiration of two years from the date the options are granted generally constitute disqualifying dispositions, resulting in the participant recognizing ordinary income in the year of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the option shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on the disposition over the participants tax basis in the option shares. Any gain realized on the disposition in excess of the amount of ordinary compensation income recognized is long-term or short-term capital gain, depending upon the length of the holding period of the option shares. In the case of a disqualifying disposition, the Company may claim a tax deduction in an amount equal to the ordinary compensation income recognized by the participant, but does not receive a deduction corresponding to any capital gain realized by the participant. If the option shares are sold more than one year after the date of the exercise of the option and more than two years after the date the options are granted, the participant will realize capital gain or loss (assuming the option shares are held as capital assets) equal to the difference between the amount realized on disposition and the option price. If the participant satisfies both of the holding periods described above, then the Company will not be allowed a deduction by reason of the exercise of the ISO.

         For federal income tax purposes, the holder of an option that is a NQSO will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant of an NQSO. Except as described below, the participant will recognize ordinary compensation income upon exercise of the NQSO, in an amount equal to the difference between the fair market value of the option shares received at the time of exercise and the option price of the NQSO. The Company will generally be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant.

         For the purpose of computing gain or loss on the subsequent sale or taxable exchange of option shares purchased upon the exercise of the NQSO, a participant's tax basis in such shares will be the fair market value of the option shares on the date the participant recognized ordinary compensation income. Upon the subsequent sale or taxable exchange by the participant of such option shares acquired by exercise of an NQSO, assuming the option shares are held as capital assets, the participant will realize capital gain or loss (long-term or short-term, depending upon the length of the holding period of the shares) in an amount equal to the difference between the participant's tax basis in such option shares and the selling price.

                                   PROPOSAL 3

     APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


Introduction

         On April 20, 2000, the Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company's Articles of Incorporation (the "Articles of Incorporation") to increase the number of shares of common stock that the Company has the authority to issue from 25,000,000 to an aggregate of 50,000,000 shares (the "Amendment"). The Amendment was adopted subject to shareholder approval at the Annual Meeting. In the event the Amendment is approved by shareholders, the Company will thereafter amend the Articles of Incorporation by making a filing with the Secretary of State of the Commonwealth of Pennsylvania reflecting the Amendment, which will become effective on the date the filing is accepted by the Secretary of State.

Current Use of Shares

         As of April 17, 2000, the Company had 15,016,856 shares of Common Stock outstanding and 1,600,000 shares reserved for possible future issuance under the Plan, of which 1,294,039 shares are covered by outstanding options and 305,961 shares are available for future grant or purchase. Additionally, there are 2,776,541 shares issuable upon exercise of outstanding warrants. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has 5,606,603 shares of Common Stock available for other purposes.

Purpose and Effect of the Proposed Amendment

         The Board of Directors believes that it is in the Company's best interest to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available for issuance to meet the Company's future business needs as they arise. The Board believes the availability of the additional shares will provide the Company with the flexibility to issue Common Stock for a variety of proper corporate purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by law or by regulation or rule of The Nasdaq Stock Market. These purposes could include, among others, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition by merger into the Company or otherwise of other companies, use in various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes. The Company's management has no present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the Amendment, other than as stated in the proposal to increase the number of shares of Common Stock subject to the Plan from 1,600,000 to 2,000,000.

         Under the Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, shareholders would not have preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on earnings per share and on the voting power and shareholdings of then current shareholders.

         Although an increase in the authorized shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect, the current proposal to amend the Articles of Incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. The Board also does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation, which could be construed to affect the ability of third parties to take over or change control of the Company.

         The Board of Directors unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000.

                                   PROPOSAL 4

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS


         The Board of Directors of the Company has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company for the year ending December 31, 2000. Arthur Andersen LLP has served as accountants for the Company since 1994. Representatives of Arthur Andersen LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions of shareholders.

         Although the submission of the appointment of Arthur Andersen LLP is not required by law or the By-Laws of the Company, the Board is submitting it to the shareholders to ascertain their views. If the shareholders do not approve the appointment, the Board will not be bound to seek other independent accountants for 2000, but the selection of other independent accountants will be considered in future years.


         The Board Recommends a Vote FOR the Proposal To Approve the Appointment of Arthur Andersen LLP as the Company's Independent Auditors for the Year Ending December 31, 2000.

                              SHAREHOLDER PROPOSALS

         Shareholders may submit proposals for inclusion in the proxy statement on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the SEC. The Company must receive such proposals no later than January 29, 2001 to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting. Shareholders who intend to submit proposals appropriate for shareholder action at the 2001 annual meeting, but who are not seeking to have the proposal included in the proxy statement, must submit such proposal so that the Company receives it no later than April 5, 2001. Proposals should be directed to the attention of the Secretary of the Company.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and executive officers of the Company and persons or entities beneficially owning more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities. Officers, directors and shareholders owning more than 10% of the Company's equity securities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all forms they file under Section 16(a) of the Act. Based solely upon its review of the copies of such reports and any amendments thereto received by the Company during the year ended December 31, 1999, all Section 16 (a) filing requirements applicable to its officers, directors and 10% shareholders were satisfied, except that Mr. Ledger purchased 5,000 shares of the Company's Common Stock on February 10, 1999. The Form 4 was filed approximately six months after the purchase.


                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's 1999 Annual Report, containing financial statements for the year ended December 31, 1999, is being transmitted herewith.

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained, without charge, by contacting Sidney D. Rosenblatt, Corporate Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.




                                    By Order of the Board of Directors,


                                    Sidney D. Rosenblatt
                                    Corporate Secretary



Ewing, New Jersey
May 15, 2000